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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we herby consent to the incorporation by reference in this registration statement of our reports dated February 11, 1994, included in, and incorporated by reference in The Morningstar Group, Inc.'s Form 10-K for the year ended December 31, 1993, and to all references to our firm included in this registration statement.


                                             ARTHUR ANDERSEN & CO.


Dallas, Texas,
  June 2, 1994